UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 25, 2015

VOLT INFORMATION SCIENCES, INC.

(Exact Name of Registrant as
Specified in Its Charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400

(Registrant’s Telephone Number,
Including Area Code)

Not Applicable

(Former Name or Former Address, if
Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2015, Ronald Kochman resigned from his position as President and Chief Executive Officer of Volt Information Sciences, Inc. (the “Company”), and from his position as a member of the Company’s Board of Directors (the “Board”).

On June 25, 2015, the Company appointed Michael Dean to the position of Interim President and Chief Executive Officer.  Mr. Dean, age 51, was Chief Executive Officer of Nature’s Sunshine Products, Inc. from July 2010 until March 2013. He also served as a director on its board from May 2009 until March 2013 and as a member of its audit committee from June 2009 until March 2010.  From 2003 to 2010, Mr. Dean was Chief Executive Officer of Mediaur Technologies, Inc., a privately-held satellite technology company that provides proprietary antenna system solutions for commercial and government applications. Before Mediaur, Mr. Dean was Executive Vice President of ABC Cable Networks Group, a multi-billion dollar global division of The Walt Disney Company. Before Disney, Mr. Dean was a strategy consultant with Bain & Company. He holds an MBA from the Harvard Business School.

There are no family relationships between Mr. Dean and any other director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 25, 2015, the Company entered into a separation agreement with Mr. Kochman (the “Separation Agreement”), and entered into an employment agreement with Mr. Dean (the “Employment Agreement”).

Kochman Separation Agreement

Pursuant to the Separation Agreement, Mr. Kochman resigned from all positions he held with the Company and its subsidiaries and affiliates.  The Separation Agreement entitles Mr. Kochman to receive certain payments and benefits provided for in his employment agreement dated December 26, 2012 and in recognition of his service with the Company.  Pursuant to the severance provisions contained in his employment agreement, Mr. Kochman will continue to be paid his base salary for 24 months and will be reimbursed for the premiums he pays to obtain continued medical coverage for 24 months.

Mr. Kochman will also receive $479,167 in satisfaction of the severance payment he was eligible to receive under his employment agreement.  Mr. Kochman will also receive $270,000 in cash and accelerated vesting of 40,000 shares of Company common stock in respect of his Long Term Incentive awards granted to him for fiscal 2013 and 2014, and will also be permitted to exercise his vested stock options for a period of 18 months following the date of his resignation.

Mr. Kochman remains subject to his existing restrictive covenants, including a covenant not to compete for 12 months following the date of his resignation. All of the foregoing payments and benefits are subject to Mr. Kochman’s execution of a valid release of claims against the Company and his continued compliance with the terms of his restrictive covenants.

The foregoing discussion of the Separation Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to the Report as Exhibit 10.1.

Dean Employment Agreement

Pursuant to the Employment Agreement, Mr. Dean will be compensated for his role as Interim President and Chief Executive Officer of the Company, in addition to the compensation he is entitled to receive in his capacity as a member of the Board.  However, while Mr. Dean is employed as the Interim President and Chief Executive Officer, he will not receive payment of the additional retainer that he would have otherwise been entitled to in his capacity as non-executive Chairman of the Board.

Mr. Dean’s cash compensation consists of salary payments in the amount of $66,666 per month.  As part of Mr. Dean’s compensation, he received 100,000 options to acquire shares of Company common stock at a per share exercise price of $9.28 and 42,000 restricted stock units, each with a grant date of June 29, 2015.  The stock options will vest ratably on the first day of each month for six months, beginning on August 1, 2015, provided Mr. Dean remains employed on each of those dates.  The restricted stock units will become fully vested on the six month anniversary of the grant date, provided he remains employed by the Company on such date.  However, if (i) there is a change in control of the Company or (ii) his position as Interim President and Chief Executive Officer is terminated as a result of a successor Chief Executive Officer being approved by the Board, all of Mr. Dean’s unvested stock options and restricted stock units will fully vest.  If his employment terminates for any reason, Mr. Dean has agreed not to compete with the Company for a period of time following his termination date.  The duration of the post-employment non-competition period ranges from zero to twelve months, depending on the duration of Mr. Dean’s employment.

The foregoing discussion of the Employment Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to the Report as Exhibit 10.2.

Non-Executive Director Annual Compensation Plan

On June 25, 2015, the Board approved compensation arrangements (the “Director Compensation Plan”) for its non-executive directors (each, a “Non-Executive Director”) and implemented share ownership guidelines for its Non-Executive Directors.  Pursuant to the Director Compensation Plan, each Non-Executive Director receives an annual retainer of $60,000, to be paid retroactively based on the Non-Executive Director’s date of appointment, and to continue until the date of the next annual meeting.  Any Non-Executive Director who serves as Chair on one of our committees will receive an additional annual retainer payment, ranging from $10,000 to $20,000, depending on the position held.  In addition, any Non-Executive Director who also serves as a member of any committee (in a role other than Chair) will receive an additional payment of $5,000, provided that each Non-Executive Director is only eligible to receive one $5,000 payment per year.  Additionally, each Non-Executive Director will receive an annual grant of Company restricted shares, with a grant date value equal to $75,000, with the first such annual grant having a grant date of June 29, 2015.

On June 29, 2015, each Non-Executive Director (other than Mr. Dean) also received a one-time fully vested grant of options to acquire 36,675 shares of Company common stock, with a per share exercise price equal to $9.28 (the “One-Time Option Grant.”)

Mr. Dean will continue to be compensated as a Non-Executive Director in accordance with the Director Compensation Plan, except that payment of the $60,000 additional retainer that he would have otherwise been entitled to as Chairman of the Board will be suspended while he is employed as Interim President and Chief Executive Officer of the Company, and will remain suspended if he becomes employed as Chief Executive Officer of the Company.  In lieu of the One-Time Option Grant, on June 29, 2015, Mr. Dean received a one-time grant of 16,164 Company restricted shares.

Our share ownership guidelines require that the Non-Executive Directors each hold shares of Company common stock (including shares underlying any vested and unvested options) with a value equal to at least $300,000.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits:

10.1                        Separation Agreement dated June 25, 2015, execution completed on June 25, 2015 between the Company and Ronald Kochman.

10.2                        Employment Agreement, dated June 25, 2015, execution completed on June 25, 2015 between the Company and Michael Dean.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: July 1, 2015	By:	/s/ Sharon H. Stern
Name: Sharon H. Stern Title: Senior Vice President, Legal Affairs